UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2012

Archipelago Learning, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34555	27-0767387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3232 McKinney Avenue, Suite 400 Dallas, Texas	75204
(Address of principal executive offices)	(Zip Code)

(800) 419-3191

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 3, 2012, Archipelago Learning, Inc. (“Archipelago” or “the Company”), a Delaware corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Plato Learning, Inc., a Delaware corporation (“Parent”) and Project Cayman Merger Corp., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”). Upon the terms and subject to the conditions set forth in the Merger Agreement, the Merger Sub will be merged with and into Archipelago (“the Merger”), with Archipelago surviving the Merger as a wholly owned subsidiary of the Parent. Archipelago’s board of directors (the “Board”), acting upon the unanimous recommendation of a transaction committee comprised of independent directors of the Board, unanimously approved the Merger Agreement and the Merger.

Upon the Merger becoming effective (the “Effective Time”), Archipelago will become a wholly owned subsidiary of Parent and each share of Archipelago common stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive $11.10 in cash, without interest (“Merger Consideration”), on the terms and subject to the conditions set forth in the Merger Agreement. As of the Effective Time, all such shares of Archipelago Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of such Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

Except as otherwise agreed to in writing between Parent, Archipelago and a holder of an option to purchase shares Archipelago common stock or a holder of restricted stock, at the Effective Time:

•

each option (whether vested or unvested) to purchase shares of Archipelago common stock will be converted into cash equal to the number of shares of Archipelago common stock subject to such option multiplied by the difference between the Merger Consideration and the per share exercise price of such option;

•

any shares of Archipelago common stock that constitute unvested restricted stock that is vested or that, upon consummation of the Merger, will automatically vest in accordance with its terms, shall be cancelled, terminated and converted into the right to receive a payment in cash equal to the Merger Consideration, together with any accrued cash dividends (if any);

•

each restricted stock unit (whether vested or unvested) and related dividend equivalent right will be cancelled, terminated and converted into cash equal to the Merger Consideration, which cash shall be divided among certain named employees of Archipelago;

•

each shadow option outstanding immediately prior to the Effective Time (whether or not then vested or exercisable) that represents the right to receive a cash payment based on the value of Archipelago Common Stock upon the occurrence of certain events shall, as of the Effective Time, be cancelled, terminated and converted into the right to receive a cash amount equal to the excess, if any, of the Merger Consideration per share of Archipelago Common Stock over the date of grant price.

The Merger Agreement contains customary representations, warranties and covenants, including covenants requiring each of the parties to use reasonable best efforts to cause the Merger to be consummated. The Merger Agreement also requires Archipelago to take all reasonable action necessary to convene and hold a stockholders’ meeting to vote on an adoption of the Merger Agreement.

The completion of the Merger is subject to various customary closing conditions, including (i) the adoption of the Merger Agreement by the stockholders of Archipelago entitled to vote thereon (“Stockholder Approval”), (ii) no court having issued an injunction that prohibits the consummation of the Merger and no court or governmental entity having enacted a law, rule or regulation that prohibits the consummation of the Merger and (iii) the expiration or termination of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino

Antitrust Improvements Act of 1976, as amended, (iv) subject to specified materiality standards, the accuracy of representations and warranties of each party and (v) the compliance by each party in all material respects with their obligations under the Merger Agreement.

Under the Merger Agreement, Archipelago is subject to a customary “no shop” restriction on its ability to solicit alternative acquisition proposals or to provide information to or engage in discussions or negotiations with third parties regarding alternative acquisitions proposals. The no-shop provision is subject to a customary “fiduciary out” provision that allows Archipelago, prior to receipt of Stockholder Approval, to provide information and participate in discussions with respect to unsolicited acquisition proposals that the Company’s Board of Directors reasonably believes could lead to a Superior Proposal and certain other conditions are met. The Board has agreed to recommend that Archipelago’s stockholders adopt the Merger Agreements. However, the Board may, subject to certain conditions, change its recommendation in favor of adoption of the Merger Agreement if, in connection with receipt of an alternative proposal, it determines in good faith that such action is necessary to comply with its fiduciary duties or if, in connection with a material development or change in material circumstances occurring or arising after the date of the Merger Agreement that is not an alternative acquisition proposal, it determines that such action is advisable in order to comply with its fiduciary duties. A “Superior Proposal” is a written acquisition proposal for more than 80% of the outstanding shares of Company common stock or more than 80% of the consolidated assets of the Company on terms that the Company Board has determined in good faith, after taking into consideration all relevant factors, are more favorable to the Company’s shareholders than the Merger.

The Merger Agreement contains certain termination rights, including a termination right of Archipelago in order to accept a Superior Proposal if certain requirements are met, and provides that (i) in the event of termination of the Merger Agreement under specified circumstances, Archipelago will owe Parent a cash termination fee of approximately $10.18 million; and (ii) in the event of termination of the Merger Agreement under specified circumstances, Parent will owe Archipelago a cash reverse termination fee of approximately $20.27 million. Thoma Bravo Fund X, L.P. (the “Thoma Bravo Fund”) has executed a Limited Guarantee, dated March 3, 2012, pursuant to and subject to the terms and conditions of which the Thoma Bravo Fund has guaranteed the payment of the reverse termination fee that may be payable by Parent under certain termination events pursuant to the Merger Agreement. In addition, subject to certain limitations, either party may terminate the Merger Agreement if the Merger is not consummated within 120 days of the effective date of the Merger Agreement, which period may be extended for up to 30 days in certain circumstances.

Parent has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement. The Thoma Bravo Fund has committed to provide equity funding and Credit Suisse Securities (USA) LLC, Credit Suisse AG and Jeffries Finance LLC have committed to provide debt funding in connection with the transactions contemplated by the Merger Agreement. The Thoma Bravo Fund has provided Archipelago with a limited guarantee in form of Archipelago guaranteeing the payment of the cash termination fee, in the event it is payable by Parent.

In connection with the Merger Agreement, stockholders who collectively hold approximately 49% of the aggregate voting power of Archipelago have entered into voting agreements in support of the Merger (the “Support Agreements”). The obligations of the stockholders under the Support Agreements to vote in favor of the Merger, and against any alternative acquisition proposals, will terminate if the Merger Agreement is terminated or if the Board withdraws its recommendation for the Merger under the circumstances permitted by the Merger Agreement.

The foregoing description of the Merger Agreement and the Support Agreements is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference in its entirety, and by reference to the Support Agreements, which are attached to this Current Report on Form 8-K as Exhibits 2.2, 2.3 and 2.4 and incorporated herein by reference in their entirety. The Merger Agreement and the Support Agreements have been attached to provide investors with information regarding their terms. They are not intended to provide any other factual information about Archipelago or Parent. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure schedule provided by Archipelago to Parent in connection with the signing of the Merger Agreement. This confidential disclosure schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Archipelago and Parent rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about Archipelago or Parent.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

2.1*	Agreement and Plan of Merger dated as of March 3, 2012, among Archipelago Learning, Inc., Plato Learning, Inc., and Project Cayman Merger Corp.

2.2	Support Agreement dated as of March 3, 2012, among Plato Learning, Inc., Archipelago Learning, Inc. and Providence Equity Partners V L.P.

2.3	Support Agreement dated as of March 3, 2012, among Plato Learning, Inc., Archipelago Learning, Inc. and Providence Equity Partners V-A L.P.

2.4	Support Agreement dated as of March 3, 2012, among Plato Learning, Inc., Archipelago Learning Inc. and Tim McEwen.

99.1	Press Release issued by Archipelago Learning, Inc. dated March 5, 2012.

99.2	Employee Memo

99.3	Employee FAQ

*	Schedules and certain exhibits to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Archipelago hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

Forward-Looking Statements

This Form 8-K contains forward-looking statements, including those regarding the proposed Merger. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the ability of the parties to consummate the proposed Merger in a timely manner or at all; the satisfaction of conditions precedent to consummation of the Merger, including the ability to secure regulatory approvals and approval by Archipelago’s stockholders; successful completion of anticipated financing arrangements; the possibility of litigation (including litigation related to the Merger itself); and other risks described in Archipelago’s filings with the Securities and Exchange Commission (the “SEC”), including its most recent Form 10-Q and Form 10-K. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof, and Archipelago does not undertake any obligation to update any forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed Merger and required stockholder approval, the Company will file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ARCHIPELAGO LEARNING AND THE MERGER. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Archipelago Learning, Inc. with the SEC may be obtained free of charge by contacting Archipelago’s Investor Relations Department (i) by mail to Archipelago Leraning, 3232 McKinney Avenue, Suite 400, Dallas, Texas 75204, Attn.: Investor Relations or (ii) by email to christy.linn@archlearning.com. Our filings with the SEC are also available on our website at www.archipelagolearning.com.

Participants in the Solicitation

Archipelago and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Archipelago’s stockholders in connection with the proposed Merger. Information about Archipelago’s directors and executive officers is set forth in Archipelago’s proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 21, 2011, its Annual Report on Form 10-K for the year ended December 31, 2010, which was filed with the SEC on March 11, 2011, and its Form 8-Ks filed with the SEC on January 11, 2012 and January 7, 2011. These documents are available free of charge at the SEC’s web site at www.sec.gov, and from Archipelago by contacting Archipelago’s Investor Relations Department (i) by mail to Archipelago Learning, 3232 McKinney Avenue, Suite 400, Dallas, Texas 75204, Attn: Investor Relations or (ii) by e-mail to Christy.Linn@archlearning.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Merger will be included in the proxy statement that Archipelago intends to file with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHIPELAGO LEARNING, INC.

/s/ Tim McEwen
Name:	Tim McEwen
Title:	Chairman, Chief Executive Officer and President

Date: March 5, 2012